UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 5, 2020

NCL CORPORATION LTD.

(Exact name of registrant as specified in its charter)

Bermuda	333-128780	20-0470163
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7665 Corporate Center Drive, Miami, Florida 33126

(Address of principal executive offices, and Zip Code)

(305) 436-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 5, 2020, NCL Corporation Ltd. (“NCLC”) issued a press release announcing the pricing of its previously announced private offering of 6.00% exchangeable senior notes due 2024 (the “Exchangeable Notes”) (the “Exchangeable Notes Offering”) and the upsizing of the aggregate principal amount of Exchangeable Notes to be issued in the Exchangeable Notes Offering from $650 million to $750 million. Simultaneously therewith, NCLC also announced the pricing of its previously announced private offering of 12.25% senior secured notes due 2024 (the “Secured Notes”) (the “Secured Notes Offering”) and the upsizing of the aggregate principal amount of the Secured Notes to be issued in the Secured Notes Offering from $600 million to $675 million.

Subsequently, on May 7, 2020, NCLC issued an additional press release with respect to the Exchangeable Notes Offering, announcing the initial purchasers’ full exercise of their option to purchase an additional $112.5 million aggregate principal amount of the Exchangeable Notes. Copies of the press releases are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated May 5, 2020.
99.2	Press Release, dated May 7, 2020.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, NCL Corporation Ltd. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 8, 2020

NCL CORPORATION LTD.

By:	/s/ Mark A. Kempa
Name:	Mark A. Kempa
Title:	Executive Vice President and Chief Financial Officer